Exhibit 10.5

HIGHWATER ETHANOL, LLC

PHASE 1 MASS GRADING AND

DRAINAGE AGREEMENT

THIS AGREEMENT is made this 28th day of November, 2007 by and between HIGHWATER ETHANOL, LLC, a Minnesota limited liability company (hereinafter “Owner”), and R and G Construction Co., a Minnesota corporation (hereinafter “Contractor”).

RECITALS

A.      WHEREAS, Owner owns certain real estate more particularly described on the attached Exhibit “A”, (“Project Site”), and intends to construct an ethanol production facility at said location; and

B.      WHEREAS, Owner has requested bids for phase one (1) of certain improvements to the Project Site which involves mass grading and drainage activities (“Phase 1 Site Work”); and

C.      WHEREAS, Contractor is in the business of providing grading, excavating, and earth moving services; and

D.      WHEREAS, Owner has accepted Contractor’s bid for the Phase 1 Site Work to the Project Site (“Contractor’s Bid”).

AGREEMENT

NOW, THEREFORE, in consideration of the mutual terms, provisions, covenants, conditions, and agreements set forth herein, the adequacy and sufficiency of which are hereby acknowledged, Owner and Contractor (collectively the “Parties”) agree as follows:

1.       Incorporation of Recitals and Exhibits.  The recitals set forth above and Exhibits “A” through “D” attached hereto are hereby fully incorporated herein and are true and correct.

2.       Specifications.  The Contractor will furnish all of the materials and perform all of the work shown on the drawings and described in the specifications included with Fagen Engineering, LLC’s letter to bidders dated February 27, 2007, a copy of which is attached hereto as Exhibit “B” (“Invitation to Bid”), Contractor’s Bid, a copy of which is attached hereto as Exhibit “C”, and the Contractor covenants that it will do everything required by this Agreement and the General Conditions hereto, a copy of which are attached hereto as Exhibit “D”, in return for payment as provided herein.

3.       Completion Date.  The work to be performed under this Agreement will be completed as soon as reasonably possible after the Contractor receives written notice from Owner to commence work, premised on Contractor using a reasonable amount of manpower and equipment based upon the size of the project and working conditions at the site.  The parties acknowledge that there are no liquidated damages; however, Contractor promises to proceed with due diligence and in good faith to complete the scope of work as soon as reasonably possible.

4.       Payment.  The Owner will pay the Contractor for its performance under this Agreement the Unit Price or Amount stipulated in Contractor’s Bid to be paid as provided in Section 14 herein.

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5.       Performance Bond.  The Contractor will not be required to provide a performance bond unless the Owner determines that a performance bond is necessary and Owner notifies Contractor of the same prior to Contractor’s commencement of work at the Project Site.

6.       Guarantee.  The Contractor will guarantee its work against any defects in workmanship and materials for a period of one year from the date of the Owner’s issuance of a certificate of substantial completion of the Phase I Site Work.

7.       Permits and Licenses.  Permits and licenses necessary for the prosecution of the work, except those relating to Contractor’s transportation of its equipment to the Project Site, will be secured and paid by the Owner.

8.       Contractor’s Liability Insurance.  The Contractor will obtain prior to commencement of work to be performed under this Agreement, and maintain throughout the duration of the project, insurance coverage commensurate with the requirements referenced in the Invitation to Bid, unless the Owner establishes different insurance requirements and Owner notifies Contractor of the same prior to Contractor’s commencement of work at the Project Site.

9.       Liens.  Neither the final payment nor any part of the retainage will become due until the Contractor, if required, delivers to the Owner a complete release of all liens arising out of this Agreement, or receipts in full in lieu thereof and, if required in either case, an affidavit that so far as it has knowledge of information the releases and receipts include all the labor and material for which a lien could be filed.  If any lien, originating from Contractor’s activities, remains unsatisfied after all payments are made, the Contractor will fully cooperate with Owner to release any such remaining liens.

10.    Assignment.  Neither party to the Agreement will assign the Agreement or sublet it as a whole without the written consent of the other, nor will the Contractor assign any moneys due or to become due to it hereunder, without the prior written consent of the Owner.

11.    Subcontracts.  The Contractor will not subcontract any portion of the work contemplated by this Agreement without the written permission of the Owner.

12.    Use of Premises.  The Contractor will confine its tools, equipment, the storage of materials and the operation of its workers to limits indicated by this Agreement and any applicable law, ordinances, and permits, and will not otherwise unreasonably encumber the Project Site or public rights of way with its tools, equipment, or materials.  If any part of the project is completed and ready for use, the Owner may, by written and mutual consent, without prejudice to any of its rights or the rights of the Contractor, enter in and make use of such completed parts of the project.  Such occupancy will in no case be construed as an acceptance of any work or materials.

13.    Cleaning Up.  The Contractor will, periodically or as directed by the Engineer during the progress of the Phase I Work, remove and legally dispose of all surplus excavated material and debris, and keep the Project Site and public rights of way reasonably clear.  Upon completion of the work, Contractor will remove all temporary construction facilities, debris and unused materials it provided for the work.

14.    Payment.  The Owner will make payments to Contractor for Contractor’s performance under this Agreement as follows:

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(a)            At the end of each month during the term of this Agreement, Owner shall pay Contractor 90% of the value, based on the amount of work completed; with the remaining 10% being held as retainage until the project is completed.

(b)           Once 50% of the contract price has been paid to the Contractor, the Engineer may, at their discretion, upon satisfactory completion of the work, reduce the retainage down from 10% to 5%.

(c)            The Owner will make all such payments within fifteen (15) days of its receipt of a requisition for the same from Contractor.

15.          Additional/Surcharges.  Notwithstanding any other terms in this contract to the contrary, the parties agree as follows:

(a)          Owner will pay Contractor the additional cost of fuel above $2.23 per gallon, based upon the gallons delivered to the project and fuel used in licensed vehicles hauling material (i.e.:  dirt, granular and gravel) to and from the project site.  Such additional cost (to be paid by Owner to Contractor) shall also include any additional cost to provide blended or treated fuel due to cold weather conditions.  (The parties acknowledge that the original bid was made in March, 2007, premised on work occurring during warm weather.)

(b)         There shall be further/additional charges for granular material as follows:  Any cost for sand shall be an additional charge by Contractor to Owner.  The parties agree that any additional charges for sand shall be at the rate of $4.95 L.V. (loose volume) per cubic yard of sand hauled in to supplement poor materials.  Again, this price shall be in addition to the backfill number in those areas that require such additional granular material (sand).  For example:  Item #7 — Back-Fill Over-Excavated Areas shall be $1.65 + $4.95 (for any loose volume sand delivered to said area) = $6.60 total cost for such sand as delivered to the project site.

(c)          Any other unbid materials that become necessary or any increase in the cost of materials as previously bid shall be resolved on a case-by-case basis by negotiations between Owner and Contractor.

IN WITNESS WHEREOF, the Owner and Contractor have executed this Agreement as of the date first written above.

Owner: Highwater Ethanol, LLC		Contractor: R and G Construction Co.

By:	/s/ Brian Kletscher	By:	/s/ Reinhold Mathiowetz

Its:	President	Its:	President

By:	/s/ Tim Van Der Wal	By:	/s/ Gregg Mathiowetz

Its:	Secretary	Its:	Vice-President

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EXHIBIT “A”

HIGHWATER ETHANOL, LLC

LEGAL DESCRIPTIONS

PARCEL 1:

All that part of the Southeast Quarter (SE ¼) of Section Twenty-one (21), Township One Hundred Nine (109) North, Range Thirty-seven (37) West, Redwood County, Minnesota, lying north of the northerly right-of-way line of the Dakota, Minnesota & Eastern Railroad, subject to Trunk Highway 14 right-of-way and EXCEPTING THEREFROM the following described parcel:

That part of Tract A described below:

Tract A.                                                        The Northwest Quarter of the Southeast Quarter of Section 21, Township 109 North, Range 37 West, Redwood County, Minnesota;

which lies within a distance of 35 feet southerly of the following described line: Beginning at a point on the westerly boundary of said Tract A, distant 40 feet southerly of the northwest corner thereof; thence run easterly for 345.6 feet along a line that intersects the easterly boundary of the Southeast Quarter of said Section 21, distant 64.4 feet southerly of the northeast corner thereof and there terminating;

containing: 0.27 acres, more or less;

together with all right of access, being the right of ingress to and egress from that part of Tract A hereinbefore described not acquired herein, to the above described strip; except that the abutting owner shall retain the right of access to the westerly 34.5 feet of said Tract A.

together with all hereditaments and appurtenances belonging thereto.  Subject to mineral rights and utility easements of record, if any.

PARCEL 2:

That part of the Southwest Quarter (SW ¼) of Section Twenty-one (21), Township One Hundred Nine (109) North, Range Thirty-seven (37) West, Redwood County, Minnesota, lying north of the northerly right-of-way line of the Dakota, Minnesota & Eastern Railroad EXCEPTING THEREFROM that part of Tract A described below:

Tract A:  The North Half of the Southwest Quarter of Section 21, Township 109 North, Range 37 West, Redwood County, Minnesota

which lies northwesterly of “Line 1” described below, and southerly of a line run parallel with an distant 50 feet southerly of “Line 2” described below, and easterly of the easterly right-of-way line of Township Road T-190, as now located and established.

“Line 1”:  Beginning at the intersection of the easterly right-of-way line of said township road with a line run parallel with and distant 180 feet southerly on “Line 2” described below; thence northeasterly to a point distant 50 feet southerly (measured at right angles) of a point on said “Line 2”, distant 167.4 feet easterly of its point of beginning, and there terminating.

“Line 2”:  Beginning at a point on the west line of the Northwest Quarter of Section 21, distant 1.0 foot north of the southwest corner thereof; thence run northeasterly at an angle of 92°05’00” (as measured from south to east) from said west line for 1,521.8 feet; thence deflect to the right at an angle of 01°03’00” for 1,100 feet and there terminating.

Together with that part of Tract A hereinbefore described, which lies within a distance of 35 feet southerly of a line run parallel with and distant 50 feet southerly of the following described line: Beginning at a point on “Line 2” hereinbefore described, distant 484.4 feet westerly of its point of termination; thence easterly on said “Line 2” for 484.4 feet and there terminating; containing 0.57 acres more or less

Subject to township road right-of-way over the westerly 33 feet of said Southwest Quarter; also subject to Trunk Highway 14 right-of-way.

EXHIBIT B

FAGEN ENGINEERING LLC

February 27, 2007

HIGHWATER ETHANOL, LLC

PROPOSED ETHANOL PRODUCTION FACILITY

LAMBERTON, MINNESOTA

ATTENTION BIDDERS,

HIGHWATER ETHANOL LLC HAS GIVEN ME DIRECTION TO SEND OUT THIS PACKAGE OF INFORMATION REGARDING THE (HWE) PHASE 1 MASS GRADING AND DRAINAGE PORTION OF WORK TO BE PERFORMED STARTING LATE MARCH TO EARLY APRIL 2007 FOR THE PROPOSED HWE ETHANOL FACILITY IN LAMBERTON, MINNESOTA.

ATTACHED YOU WILL FIND:

•                  LIST OF CONTRACTORS BIDDING ON PROJECT

•                  BID TABULATION SHEET SHOWING QUANTITIES

•                  GEOTECHNICAL REPORT

•                  SET OF DRAWINGS

THERE WILL BE A PRE-BID MEETING FOR THIS PROJECT FRIDAY MORNING, MARCH 2, AT 10 AM (CENTRAL STANDARD TIME).

THE BIDS WILL BE DUE FRIDAY, MARCH 23, BY 12 PM (CENTRAL STANDARD TIME).

PLEASE LOOK OVER THE PLANS AND HAVE ANY QUESTIONS YOU MAY HAVE READY FOR THE PRE-BID PHONE CONFERENCE.  I CAN BE REACHED VIA EMAIL AT (thay@fageneng.com), BY PHONE AT 320-564-4573 OR BY FAX AT 320-564-4861.  IF I AM UNABLE TO BE REACHED, PLEASE SPEAK WITH TERRIN TORVIK.

TODD H. HAY, P.E.

CIVIL ENGINEER

FAGEN ENGINEERING, LLC

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PROSPECTIVE HWE DIRT BIDDERS/CONTACTS

OWNER Highwater Ethanol LLC 205 S. Main Street PO Box 96 Lamberton, MN 56152 Attn: Brian Kletscher 507-762-3376 507-762-3376 FAX “Brian Kletscher”<bk3376@redred.com>	ENGINEER Fagen Engineering LLC 501 West Highway 212 PO Box 159 Granite Falls, MN 56241 Attn: Todd Hay 320-564-4573 320-564-4861 FAX thay@fageneng.com

CONTRACTOR R & G Construction 2694 County Road 74 Marshall, MN 56258 Attn: Gregg Mathiowetz 507-537-1473 507-537-0513 FAX gmathiowetz@randgconstruction.com	CONTRACTOR Schmidt Construction 30103 US Highway 71 Redwood Falls, MN 56283 Attn: Jeff Schmidt 507-644-5596 507-644-5907 FAX schmidtconstructioninc@yahoo.com

CONTRACTOR Mathiowetz Construction Co. 30676 County Road 24 Sleepy Eye, MN Attn: Mike Langer 507-794-6953 507-794-3514 FAX bradommodt@mathiowetzconst.com

THE PLAN IS TO HAVE EVERYONE AT THE FAGEN ENGINEERING OFFICE AT 10:00 A.M. FRIDAY MORNING, MARCH 2.

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GRADING AND DRAINAGE PACKAGE BID SHEET

HWE, INC. — LAMBERTON, MINNESOTA

(REVISION 0, 02/26/2007)

NO.	ITEM	QUAN.	UNITS	UNIT PRICE	AMOUNT
1A	MOBILIZATION	1	LS	$	$
1B	CLEAR AND GRUB TREES, BRUSH, STUMPS AND DEBRIS	1	LS	$	$
2A	EROSION CONTROL MEASURES: PERIMETER AND DITCH SILT FENCE AS SHOWN ON PLANS DWG 202	9,323	LF	$	$
2B	EROSION CONTROL MEASURES: NYLOPLAST ADVANEDGE SILT BARRIER AT BASIN INTAKES	4	EA	$	$
3	STRIP THE SITE OF 24” TOPSOIL AND STOCKPILE AS PER DRAWING	136,270	CY	$	$
4A	OVER-EXCAVATE SITE AS PER DRAWING 215	31,938	CY	$	$
4B	BACK-FILL OVER-EXCAVATED AREAS WITH ON-SITE LVC OR GRANULAR (CALCULATED TO 2’ BELOW FINISHED FLOOR OR TO SUBGRADE ELEVATION)	52,984	CY	$	$
5	EXCAVATE (CUT) THE SITE TO ELEVATIONS AS PER DRAWINGS	17,010	CY	$	$
6	COMPACT FILL TO ELEV AS PER DWGS AND SPECS (COMPACTION NOT CALCULATED)	244,910	CY	$	$
7A	CONSTRUCT ROADWAYS AS PER DWG 212 (TENSAR BX1100 GEOGRID OR EQUIVALENT)	32,770	SQ.YD.	$	$
7B	CONSTRUCT ROADWAYS AS PER DWG 212 (15” — MNDOT CLASS V) (TOTAL TONS ARE BASE ON 130#/CF)	23,963	TON	$	$
8A	INSTALL CULVERTS AND INTAKE BASINS AS SHOWN ON DWGS 203, 204 205 AND 206 (INCLUDING APRONS AND RODENT GUARDS)	9 CULV’S	LS	$	$
8B	STORM DETNETION BASIN INTAKE STRUCTURE WITH 8” DISCHARGE PIPE AND GATE VALVE SHOWN ON DWG 206 (CULVERT C-10)	1	LS	$	$
9	RIPRAP AREAS (CULVERTS C-3, C-4, C-5, C-6, C-8, C-9 AND C-10) (SHOWN ON DWGS 203, 204, 205, 206)	7	EA	$	$
10A	CONSTRUCTION LAYDOWN AREAS (TENSAR EX1100 GEOGRID OR EQUIVALENT)	18,305	SQ.YD	$	$
10B	CONSTRUCTION LAYDOWN AREAS (12” — MNDOT CLASS V) (TOTAL TONS ARE BASED ON 130#/CF)	10,708	TONS	$	$
11	RESPREAD 6” TOPSOIL IN SEEDING AREAS SEE DWG 212 (ASSUMING 40% SHRINKAGE)	26,315	CY	$	$
12	PERMANENT SEEDING OF STORM POND AND EXTERIOR DITCHES (TYP LOCAL COUNTY MIX SPEC W/MULCH) SHOWN ON DWG 212	23.3	PER AC	$	$

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EVERYONE MUST BID THE NUMBERS LISTED ABOVE!!

ANY CONTRACT MODIFICATION WILL BE DONE BY USING UNIT PRICES LISTED ON THE BID-TAB SHEET.

ROADWAY AGGREGATE QUANTITIES ARE BASED OF ASSUMED UNIT WEIGHTS AND ARE USED FOR BIDDING PURPOSES; THE CONTRACTOR SHALL BE PAID ACCORDING TO DELIVERY WEIGHT TICKETS.

PLEASE LIST ON THE BID TAB SHEET:

•                  CONTRACTORS EARLIEST POSSIBLE START DATE

•                  ESTIMATED DURATION TO COMPLETE THE PROJECT

A PROJECT OF THIS SIZE TYPICALLY TAKES BETWEEN 7 AND 9 WEEKS TO COMPLETE (WEATHER PERMITTING).

AFTER THE CONTRACT HAS BEEN AWARDED AN ELECTRONIC FILE CAN BE SUPPLIED FOR TAKE-OFFS AND SURVEYING PURPOSES.

THE CONTRACT WILL BE BETWEEN HIGHWATER ETHANOL AND THE SUCCESSFUL BIDDER.

HIGHWATER ETHANOL IS NOT OBLIGATED TO SELECT THE LOW BIDDER.

HIGHWATER ETHANOL WILL RETAIN THE SERVICE THE SERVICE OF A TESTING FIRM (TERRACON).  FOR SOIL TESTING AND SITE OBSERVATION AS REQUIRED.

HIGHWATER ETHANOL SHALL RETAIN THE SERVICES OF A SURVEYOR TO:

•                  LAYOUT PROJECT CONTROL

•                  GENERAL LAYOUT AND GRADE STAKING (CULVERT ENDS, ETC.)

•                  STAKE THE ROADWAY ALIGNMENT AT THE APPROPRIATE TIME

•                  VERIFY FINAL ELEVATIONS AT THE END OF THE PHASE 1 GRADING PACKAGE

THE CONTRACTOR WILL BE RESPONSIBLE FOR MAINTAINING GENERAL DAY TO DAY CUT/FILL STAKING.

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THERE WILL BE NO BOND REQUIRED UNLESS DETERMINED BY HIGHWATER ETHANOL

TYPICAL INSURANCE REQUIREMENTS UNLESS HWE REQUIRES SOMETHING ELSE:

•                  GENERAL LIABILITY

$2,000,000.00 GENERAL AGGREGATE

$1,000,000.00 PRODUCTS AGGREGATE

$1,000,000.00 PERSONAL INJURY

$1,000,000.00 EACH OCCURRENCE

$500,000.00 FIRE DAMAGE

$5,000.00 MEDICAL EXPENSE

•                  AUTO AND EQUIPMENT LIABILITY

$1,000,000.00 COMBINED VEHICLE LIMIT

•                  EXCESS LIABILITY (UMBRELLA)

$2,000,000.00 EACH OCCURRENCE

$1,000,000.00 AGGREGATE

•                  WORKMEN’S COMPLENSATION AND EMPLOYERS LIABILITY

$1,000,000.00 EACH ACCIDENT

$1,000,000.00 POLICY LIMIT

$1,000,000.00 EACH EMPLOYEE

BID DUE DATE: 12 PM, FRIDAY, MARCH 23, 2007

AWARD DATE: AS SOON AS PERMITS ALLOW.

BIDS MUST BE FAXED TO BOTH NUMBERS LISTED BELOW OR DROPPED OFF
AT THE HIGHWATER ETHANOL OFFICE AND FAXED TO THE FAGEN
ENGINEERING OFFICE:

HIGHWATER ETHANOL LLC

205 S. MAIN STREET

PO BOX 96

LAMBERTON, MN 56152

ATTN: BRIAN KLETSCHER

507-762-3376

FAX: (507) 762-3376

FAGEN ENGINEERING, LLC

ATTN: TODD HAY

501 WEST HWY 212

GRANITE FALLS, MN 56241

320-564-4573

FAX: (320) 564-4861

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EXHIBIT C

GRADING AND DRAINAGE PACKAGE BID SHEET

HWE, INC. — LAMBERTON, MINNESOTA

(REVISION 0, 02/26/2007)

NO.	ITEM	QUAN.	UNITS	UNIT PRICE	AMOUNT
1A	MOBILIZATION	1	LS	$4,000.00	4,000.00
1B	CLEAR AND GRUB TREES, BRUSH, STUMPS AND DEBRIS	1	LS	$500.00	$500.00
2A	EROSION CONTROL MEASURES: PERIMETER AND DITCH SILT FENCE AS SHOWN ON PLANS DWG 202	9,323	LF	$1.80	16,781.40
2B	EROSION CONTROL MEASURES: NYLOPLAST ADVANEDGE SILT BARRIER AT BASIN INTAKES	4	EA	$900.00	$3,600.00
3	STRIP THE SITE OF 24” TOPSOIL AND STOCKPILE AS PER DRAWING	136,270	CY	$.75	$102,202.50
4A	OVER-EXCAVATE SITE AS PER DRAWING 215	31,938	CY	$1.00	$31,938.00
4B	BACK-FILL OVER-EXCAVATED AREAS WITH ON-SITE LVC OR GRANULAR (CALCULATED TO 2’ BELOW FINISHED FLOOR OR TO SUBGRADE ELEVATION)	52,984	CY	$1.65	$87,423.60
5	EXCAVATE (CUT) THE SITE TO ELEVATIONS AS PER DRAWINGS	17,010	CY	$1.00	$17,010.00
6	COMPACT FILL TO ELEV AS PER DWGS AND SPECS (COMPACTION NOT CALCULATED)	244,910	CY	$1.65	$404,101.50
7A	CONSTRUCT ROADWAYS AS PER DWG 212 (TENSAR BX1100 GEOGRID OR EQUIVALENT)	32,770	SQ.YD.	$2.70	$88,479.00
7B	CONSTRUCT ROADWAYS AS PER DWG 212 (15” — MNDOT CLASS V) (TOTAL TONS ARE BASE ON 130#/CF)	23,963	TON	$7.25	$173,731.75
8A	INSTALL CULVERTS AND INTAKE BASINS AS SHOWN ON DWGS 203, 204 205 AND 206 (INCLUDING APRONS AND RODENT GUARDS)	9 CULV’S	LS	$65,021.00	$65,021.00
8B	STORM DETNETION BASIN INTAKE STRUCTURE WITH 8” DISCHARGE PIPE AND GATE VALVE SHOWN ON DWG 206 (CULVERT C-10)	1	LS	$3,000.00	$3,000.00
9	RIPRAP AREAS (CULVERTS C-3, C-4, C-5, C-6, C-8, C-9 AND C-10) (SHOWN ON DWGS 203, 204, 205, 206)	7	EA	$450.00	$3,150.00
10A	CONSTRUCTION LAYDOWN AREAS (TENSAR EX1100 GEOGRID OR EQUIVALENT)	18,305	SQ.YD	$2.70	$49,423.50
10B	CONSTRUCTION LAYDOWN AREAS (12” — MNDOT CLASS V) (TOTAL TONS ARE BASED ON 130#/CF)	10,708	TONS	$7.25	$77,633.00
11	RESPREAD 6” TOPSOIL IN SEEDING AREAS SEE DWG 212 (ASSUMING 40% SHRINKAGE)	26,315	CY	$1.15	$30,262.25
12	PERMANENT SEEDING OF STORM POND AND EXTERIOR DITCHES (TYP LOCAL COUNTY MIX SPEC W/MULCH) SHOWN ON DWG 212	23.3	PER AC	$190.00	$4,427.00

R and G Construction Co.

Highway 59 South

2694 County Rd. 6

Marshall, MN 56258

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R and G Construction Co.

Highway 59 South

TelePhone 507-537-1473	2694 Co. Rd. 74	FAX 507-537-0513

Marshall, MN  56258

EQUAL OPPORTUNITY EMPLOYER

Project: Highwater Ethanol Plant

Additional Work

Rail Quantities	Fill	54,600	x	$1.65=$90,090
	Excavation	44,000

Notes

                1.  The grading is based on there being enough suitable material onsite to build the embankments.

                2.  Testing and Surveying not included.

                3.  Will have GPS operated equipment onsite to help minimize surveying.

Any questions give us a call.

Gregg Mathiowetz	Larry Swann
Vice President	Estimator

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EXHIBIT D

HIGHWATER ETHANOL, LLC

PHASE 1 MASS GRADING AND

DRAINAGE AGREEMENT

GENERAL CONDITIONS

1.       Definitions.  Unless the context otherwise specifies or requires, the terms defined in this section will, for the purposes of this Agreement, have the meanings herein specified. Certain other capitalized terms used herein are defined elsewhere in this Agreement.

(a)            “Engineer” means Fagen Engineering, LLC, acting personally or through duly authorized assistants.

(b)           “Drawings and Specifications” means the drawings and geotechnical reports attached to this Agreement as part of the Invitation to Bid (see Exhibit “B”).

(c)            “Subcontractor” means anyone (other than the Contractor) who furnishes at the site, under an agreement with the Contractor, labor, or labor and materials, or labor and equipment.

(d)           “Work” means the furnishing of all labor, materials, equipment, and other incidentals necessary to the successful completion of this Agreement.

(e)            “Extra Work” means such additional labor, materials, equipment, and other incidentals as are required to complete this Agreement for the purpose for which it was intended but was not shown on the Drawings and Specifications, or is desired by the Owner in addition to the Work called for in the Drawings and Specifications.

2.       Design, Drawings and Instructions.  The Owner will furnish Drawings and Specifications which adequately represent the requirements of the Work and all such Drawings and Specifications will be consistent with this Agreement.  It is agreed that the Owner will be responsible for the adequacy of design and sufficiency of the Drawings and Specifications.  The Engineer may, during the term of this Agreement, and in accordance with the section entitled Changes in the Work under General Conditions, issue additional instructions by means of Drawings and Specifications or other media necessary to illustrate changes in the work.

All Drawings and Specifications, and copies thereof, furnished by the Owner or Engineer shall not be reused on other work, and, with the exception of the signed Contract, sets are to be returned to the Owner or Engineer upon request, at the completion of the Phase I Work.

3.       Surveys.  The Owner shall provide a surveyor for the project to: (a) provide layout project control; (b) provide general layout and grade staking (culvert ends, etc.); (c) stake the roadway alignment at the appropriate time; and (d) to verify final elevations at the end of the Phase I Work.

The Contractor will be responsible for maintaining general day-to-day cut/fill staking.  The Contractor will carefully preserve bench marks, reference points and stakes, and will be responsible for any mistakes that may be caused by their unnecessary loss or disturbance.

4.       Changed Conditions.  The Contractor will promptly, and before such conditions are disturbed, notify the Owner of: (a) subsurface or latent physical conditions at the Project Site differing materially from those indicated in this Agreement; or (b) previously unknown physical or other conditions at the Project Site of an unusual nature or differing materially from those ordinarily encountered and generally recognized as inherent in work of the character provided for in this Agreement.

The Engineer will promptly investigate the conditions, and if he finds that such conditions materially differ and cause an increase in the costs of, or the time required for, performance of this Agreement, an equitable adjustment will be made and this Agreement will be modified in writing accordingly as provided in the section entitled: Changes in the Work under General Conditions.

5.       Discrepancies.  If the Contractor, in the course of the work, finds any discrepancy between the Drawings and Specifications and the physical conditions of the Project Site, or any errors or omissions in Drawings or in the layout as given by survey points and instructions, it will immediately inform the Engineer, in writing, and the Engineer will promptly verify the same.  Any work done after such discovery, until authorized, will be done at the Contractor’s risk.

6.       Engineer’s Status.  The Engineer will perform technical inspection of the work and has authority to stop all work whenever such stoppage may be necessary to insure proper performance of this Agreement.  He will also have authority to reject all work and materials which do not conform to this Agreement and to decide questions which arise in the performance of the Work.

7.       Rights of Various Interests.  The Owner, or its agents, will have the right, at any time during the construction of the project, to enter the same for the purpose of conducting any necessary work, or for any other purposes in connection with the work being completed on the Project Site, it being mutually understood and agreed, however, that the Contractor and the Owner will labor to mutual advantage and general harmony with each other. In the event the Owner occupies certain finished portions of the Project Site before final acceptance, the Owner will assume all responsibility for its damage to the work.  Such occupancy will in no case be construed as an acceptance of any work or materials.

8.       Other Contracts.  The Owner reserves the right to let other contracts in connection with the Project Site.  The Contractor will afford other contractors reasonable opportunity for the introduction and storage of their materials and the execution of their work, and will properly connect and coordinate his work with theirs.  If the proper execution or results of any part of the Contractor’s work depends upon the work or any other contractor, the Contractor will inspect and promptly report to the Engineer any defects in such work that render it unsuitable for such proper execution and results.

9.       Changes in the Work.  Owner reserves the right to change the scope of the Work or make changes in the Drawings and Specifications or scheduling of this Agreement at any time by a written order.  All such Extra Work will be performed under the terms of this Agreement (except that any claim for extension of time caused thereby will be adjusted at the time of ordering such change), unless the Parties expressly agree otherwise.  If such changes add to or deduct from the Contractor’s cost of the work, this Agreement will be adjusted accordingly.

In giving instructions, the Engineer will have authority to make minor changes in the work not involving extra cost, and not inconsistent with the purpose of the work, but otherwise, except in an emergency endangering life or property, Contractor will make no change in the materials used, the Drawings and Specifications, or in the manner of constructing the improvements beyond that actually required for performing under this Agreement unless approved by a written change order from the Owner or the Engineer.  No claim for payment in addition to the Bid Amount will be valid unless the Extra Work was so ordered.

If applicable unit prices are contained in the Agreement (established as a result of either a unit price bid or a supplemental schedule of unit prices) the Owner or the Engineer may order the Contractor to proceed with desired changes in the work, the value of such changes to be determined by the measured quantities involved and the applicable unit prices specified in this Agreement.

Each change order will include in its final form:

(a)           A detailed description of the Extra Work;

(b)          The Contractor’s proposal (if any) or a conformed copy thereof;

(c)           A definite statement as to the resulting change in the contract price and/or time; and

(d)         The statement that all work involved in the change will be performed in accordance with the terms of this Agreement except as modified by the change order.

10.    Protection of Public, Protection of Work, Restoration of Property.  The Contractor will provide and maintain all necessary temporary devices and take all necessary precautions for the protection and safety of the public.  It assumes full responsibility for the Work and any Extra Work.

Until its final acceptance, the Contractor will continuously maintain adequate protection of all Work from damage, and will take all reasonable precautions to protect the Owner’s property from injury or loss arising in connection with this Agreement.  The Contractor will also adequately protect adjacent private and public property, as provided by law and this Agreement.

The Contractor will be responsible for any damage to or destruction of the Work (except for damage caused by Owner as referenced in the section entitled: Rights of Various Interests under General Conditions); and Contractor will reimburse Owner for any damage, injury or loss to the Work and to the Project Site resulting from lack of reasonable protective precautions, except such as may be due to errors in the Agreement, or caused by agents or employees of the Owner.

Prior to entering any adjacent private property during the course of the Phase I Work, Contractor will obtain the consent of the owner thereof.  Any work, existing structures (except those which are to be replaced or removed), or adjacent public or private property damaged by the Contractor, and subcontractor or their forces will be repaired or replaced at the Contractor’s expense.

The Contractor will protect carefully all land monuments and property marks until the Engineer has witnessed or otherwise referenced their location and will not remove them until directed.

11.    Care of Work.  In an emergency affecting the safety of life or property, including adjoining property, the Contractor, without special instructions or authorization from the Owner or the Engineer, is authorized to act at his discretion to prevent such threatened loss or injury, and it will so act. Contractor will likewise act if instructed to do so by the Owner or the Engineer. Any compensation claimed by the Contractor on account of such emergency work will be determined as provided in the section entitled: Changes in the Work under General Conditions.

12.    Extension of Time.  Extension of time stipulated in this Agreement for completion of the work will be made when changes in the work occur, as provided in the section entitled: Changes in the Work under General Conditions; when the work is suspended as provided in the section entitled: Owner’s Suspension and Delay of Work under General Conditions; or when the Work is delayed on account of conditions which could not have been foreseen, or which were beyond the control of Contractor or its Subcontractor, and which were not the result of their fault or negligence.  Extension of time for completion will also be allowed for any delays in the progress of the Work or Extra Work caused by any act (except as provided elsewhere in these General Conditions) or neglect of the Owner or of its employees or by other contractors employed by the Owner, or by any delay in the furnishing of Drawings and Specifications or other necessary information by the Engineer, or due to events described in the section entitled:  Force Majeure under General Conditions.

The Contractor will give written notice to the Engineer of any incident or condition which it feels warrants any extension of time within five (5) days of the occurrence of such conditions.  The Engineer will acknowledge receipt of the Contractor’s notice within five (5) days of its receipt.  Failure to provide such notice will constitute a waiver by the Contractor of any claim.

13.    Owner’s Suspension and Delay of Work.  The Owner may suspend the work or any portion thereof for a period of not more than ninety (90) days, or such further time as agreed upon by the Contractor, by written notice to the Contractor which will fix the date on which work will be resumed.  The Contractor will resume that work on the date so fixed.  The Contractor will be allowed an increase in the Bid Amount or an extension of the time, or both, directly attributable to any suspension, as provided for in the section entitled: Changes in the Work under General Conditions.

14.    Owner’s Right to Terminate Contract.  If the Contractor should be adjudged bankrupt, or if it should make a general assignment for the benefit of creditors, or if a receiver should be appointed on account of its insolvency, or if it should persistently or repeatedly refuse or should fail, except in cases for which extension of time is provided, to supply enough properly skilled workmen or proper materials, or if it should fail to make prompt payment to subcontractors for material or labor, or persistently disregard laws, and ordinances, or otherwise be guilty of a substantial violation of any provision of the Agreement, then the Owner may, without prejudice to any other right or remedy and after giving the Contractor ten (10) days written notice, terminate the employment of the Contractor and take possession of the Project Site and of all materials, tools and appliances thereon and finish the work by whatever method it may deem expedient.  In such case, the Contractor shall not be entitled to receive any further payment until the work is finished.  If the unpaid balance of the Bid Amount shall exceed Owner’s expense of finishing the Work, including compensation for additional engineering, managerial and administrative services, such excess shall be paid to the Contractor.  If such expense shall exceed such unpaid balance, the Contractor shall pay the difference to the Owner.

15.    Contractor’s Right to Stop Work or Terminate Agreement.  If the work should be stopped under an order of any court, or other public authority, for a period of more than ninety (90) days, through no act or fault of the Contractor or of anyone employed by him, or if the Owner should fail to issue any payment within fifteen (15) days after it is due, then the Contractor may, upon ten (10) days written notice to the Owner and the Engineer, stop work or terminate this Agreement and recover from the Owner payment for all work executed, plus any loss sustained plus reasonable profit and damages.

16.    Force Majeure.  Notwithstanding anything in this Agreement to the contrary, if the Contractor is prevented from performing any obligation arising under this Agreement by reason of strikes or other labor disturbances, civil disturbance, restrictive government laws, regulations or directives, acts of public enemy, war, riots, sabotage, crime, lightning, earthquake, fire, hurricane, tornado, flood, explosion, or other act of God, then it is entitled, without being in breach of this Agreement, to carry out such obligation within the appropriate time period after the cessation of such cause.

17.    Claims for Extra Cost.  If the Contractor claims that any changes to the original project scope involve extra cost or extension of time, it will, within five (5) days after the receipt of such instructions, and in any event before proceeding to execute the work, except in emergency endangering life or property, submit his protest thereto in writing to the Engineer, stating clearly and in detail the basis of its objections.  No such claim will be considered unless so made.

Claims for additional compensation for Extra Work, due to alleged errors in ground elevations, contour lines, or bench marks, will not be recognized unless accompanied by certified survey data, made prior to the time the original ground was disturbed, clearly showing that errors exist which resulted, or would result, in handling more material, or performing more work, than would be reasonable estimated from the Drawings and Specifications provided by Owner.

If, on the basis of the available evidence, the Owner and Engineer determine that an adjustment of the Contractor’s Bid or an extension of time is justifiable, the procedure will be as provided in the section entitled: Changes in the Work under General Conditions.

18.    Superintendence.  The Contractor will keep on the Project Site, during the progress of the Phase I Work, a competent superintendent and any necessary assistants.  The superintendent will represent the Contractor, and all directions given to him will be binding as if given to the Contractor.  The Contractor will also provide an adequate staff for the proper coordination and expediting of his work.

19.    Field Office.  Contractor is not required to maintain a field officer under this Agreement.

20.    Employees.  The Contractor will at all times enforce strict discipline and good order among his employees, and will seek to avoid employing on the Project Site any unfit person or anyone not skilled in the work assigned to him.  The Owner and Engineer reserve the right to have any Contractor’s employee removed from the site.

21.    Subcontractors. The Contractor will, as soon as practicable after signing of this Agreement, notify the Engineer in writing of the names of Subcontractors, if any, proposed for the Work.  The Contractor will be responsible for the proper fitting of all work and for the coordination of the operations of all trades, subcontractors, or material men engaged by it pursuant to this Agreement.  The Contractor agrees that it is as fully responsible to the Owner for the acts and omissions of its subcontractors and of persons either directly or indirectly employed by them, as it is for the acts and omissions of persons directly employed by it.  Nothing contained in this Agreement will create any contractual relation between any Subcontractor and the Owner or Engineer.

22.    Sanitary Regulations.  The Contractor will furnish, install, and maintain ample sanitary facilities for its workmen in accordance with state and local sanitary codes.  When no longer required, they will be removed from the site, and the contents will be removed and disposed of in a satisfactory manner, as the occasion requires.  The Contractor will rigorously enforce the use of said sanitary facilities.

Drinking water will be provided from an approved source, so piped or transported as to keep it safe and fresh and served from single service containers or satisfactory types of sanitary drinking stands or fountains.

All such facilities and services will be furnished in strict accordance with existing and governing health regulations.

23.    Environmental Requirements.  The Contractor will be responsible for providing any necessary temporary erosion and sedimentation control devices required for in compliance with all Federal, State and local environmental protection requirements.  The Contractor will not dispose of any excess materials on lands designated or classified as wetlands by any Federal, State or local agencies.

24.    Statutory Requirements in General.  The Contractor will at all times observe and comply with, and will cause all its agents and employees to observe and comply with, all existing and future State and Federal laws and municipal ordinance and regulations in any manner affecting those engaged or employed in the Work, or the materials used or employed in the Work, or in any way affecting the conduct of the Work.

25.    Removal of Equipment.  In the case of termination of this Agreement before completion from any cause whatsoever, the Contractor, if notified to do so by the Owner, will promptly remove any part or all of its equipment and supplies from the property of the Owner.  In addition, after the Contractor has completed the Phase I Work and any Extra Work and the Engineer has accepted such work or issued a certificate of substantial completion, Contractor will promptly remove any part or all of its equipment and supplies from the property of the Owner.  Should Contractor fail to do so, Owner shall have the right to remove such equipment and supplies at the expense of the Contractor.

26.    Insurance.  Certificates of Insurance of the types and in the amounts required will be delivered to the Owner prior to the commencement of any work by the Contractor or entity working at the direction or under control of the Contractor.  The Contractor will assume the obligation and responsibility to confirm insurance coverage for all sub-contractors or lower tier Contractors who will participate in the project.  Such policies will name the Owner as an additional insured thereunder, be in a form and content satisfactory to the Owner and be kept in good standing until all of Contractor’s work is completed. The Certificate of Insurance and the policies of insurance will include a thirty (30) day notice to the Owner of cancellation, non-renewal or material change in coverage or form.

27.    Indemnification.  Contractor shall fully indemnify, save, and hold harmless Owner, its officers, employees, and agents (collectively called “Indemnitees”) from, and against, all claims, demands, actions, damages, losses, costs, liabilities, expenses, and judgments recovered from or asserted against Indemnitees on account of injury or damage to any person (including without limitation, workers’ compensation and death claims), or property loss or damage of any kind whatsoever, to the extent any damage or injury may be incident to, arise out of, be caused by, or be in any way connected with, either proximately or remotely, wholly or in part, to:  (a) the Contractor’s activities at the Project Site; (b) the performance of this Agreement; and (c) any act or omission, negligence, or misconduct on the part of the Contractor, or any of its agents, servants, employees, contractors, patrons, guests, licensees, invitees, or other persons entering upon the Project Site pursuant to this Agreement, whether authorized with the expressed or implied invitation or permission of Contractor (collectively called “Contractor’s Invitees”); including any injury or damage resulting, proximately or remotely, from the violation by Contractor or Contractor’s Invitees of any law, ordinance, or governmental order of any kind, including any injury or damage in any other way arising from or out of any activity on the Project Site or from the Project Site itself by any person, whether authorized to be present on the Project Site.

Contractor covenants and agrees that if the Owner or any other Indemnitee is made a party to any litigation against the Contractor or any litigation commenced by any party, other than Contractor, relating to this Agreement, Contractor shall, upon receipt of reasonable notice regarding commencement of litigation, at its own expense, investigate all claims and demands, attend to their settlement or other disposition, defend the Owner in all actions with counsel acceptable to the Owner, and pay all charges of attorneys and all other costs and expenses of any kind arising from any liability, damage, loss, claims, demands, and actions.

28.    Inspection of Work.  The Owner will provide sufficient competent personnel, working under the supervision of the Engineer, for the inspection of the work, soil testing, and observations as required while such work is in progress to ascertain that the completed Work will comply in all respects with the standards and requirements set forth in this Agreement.  Owner will complete all required sampling, testing, inspections, and certifications of the Work. Notwithstanding such inspections, the Contractor will be held responsible for the acceptability of the finished Work.  The Engineer will at all times have access to the Work whenever it is in preparation or progress.  To prevent all disputes and litigation the Parties agree that the Engineer will, in all cases, determine the amount and quantity of the various classes of work under this Agreement, and that the Engineer will review all materials to be furnished and all work to be done under this Agreement to see that the same corresponds to the Specifications and Drawings included herewith.

29.    Final Inspection.  When the work contemplated by this Agreement is substantially completed, the Contractor will provide the Engineer five (5) days written notice that the work will be ready for final inspection on a definite date.  The Owner or the Engineer will complete a final inspection on said date.

30.    Acceptance and Final Payment.  Upon receipt of notice from Contractor that the work is substantially completed or ready for final inspection and acceptance, the Engineer will promptly make such inspection, and when he finds the Work acceptable under this Agreement and this Agreement fully performed or substantially completed he will promptly issue a certificate stating that the work required by this Agreement has been completed or substantially completed and is accepted by him under the terms and conditions hereof, and the entire balance found to be due the Contractor, including any retainage, if any, less a retention based on the Engineer’s estimate of the fair value of the claims against the Contractor and the cost of completing the incomplete or unsatisfactory items of work with specified amounts for each incomplete or defective item of work, is due and payable.  The date of substantial completion of the Work or specified area of the Work is the date when the construction is sufficiently completed in accordance with this Agreement, as modified by any change orders agreed to by the Parties, so that the Owner can make use of the project for which it was intended.

Before issuance of final payment, the Contractor, if requested will certify in writing to the Engineer that all payrolls, material bills, and other indebtedness connected with the work have been paid, or otherwise satisfied, except that in case of disputed indebtedness or liens, if this Agreement does not include a payment bond, the Contractor may submit in lieu of certification of payment a surety bond in the amount of the disputed indebtedness or liens, guaranteeing payment of all such disputed amounts, including all related costs and interest in connection with said disputed indebtedness or liens which the Owner may be compelled to pay upon adjudication.

If after the work has been substantially completed, full completion thereof is materially delayed through no fault of the Contractor, and the Engineer so recommends, the Owner will, upon recommendation of the Engineer and without terminating this Agreement make payment of the balance due for that portion of the work fully completed and accepted.  Such payment will be made under the terms and conditions governing final payment, except that it will not constitute a waiver of claims by Owner.

31.    Miscellaneous.

(a)         Additional Actions and Documents.  Each of the Parties hereto will take or cause to be taken such further actions and will execute, acknowledge, deliver and file, or cause to be executed, acknowledged, delivered and filed, such further documents and instruments, and to use all reasonable efforts to obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement.

(b)        Time is of the Essence.  Time will be of the essence in the performance of this Agreement.

(c)         Notice.  Any notice required or permitted by this Agreement is deemed delivered when personally delivered in writing or three (3) days after notice is deposited with the U.S. Postal Service, postage prepaid, certified with return receipt requested, and addressed as follows:

i.	To Owner:	Highwater Ethanol, LLC
205 S. Main Street
P.O. Box 96
Lamberton, MN 56152
Attn: Brian Kletscher

ii.	To Engineer:	Fagen Engineering, LLC
501 West Highway 212
P.O. Box 159
Granite Falls, MN 56241
Attn: Todd Hay

iii.	To Contractor:	R and G Construction Co.
Highway 59 South
2694 County Road 6
Marshall, MN 56258
Attn: Gregg Mathiowetz

The Parties may, from time to time, change their respective addresses listed above to any other location in the United States. A party’s change of address is effective when notice of the change is provided to the other party in accordance with this section.

(d)         Severability.  The invalidity, unenforceability, or illegality of any one or more provisions of this Agreement will not affect the remaining portions of this Agreement; and in the event that one or more of the provisions contained herein should be invalid, unenforceable, illegal, or should operate to render this Agreement invalid, this Agreement will be construed as if such invalid provisions had not been included as part hereof.  The remaining provisions of this Agreement will not be affected thereby and will be valid and enforceable to the fullest extent permitted by law.

(e)          Survival.  It is the express intention and agreement of the Parties that all covenants, agreements, statements, representations, warranties and indemnities made in this Agreement will survive the execution and delivery of this Agreement.

(f)            No Waiver. No waiver of any provision of this Agreement will be deemed or constitute a waiver of any other provision, nor will it be deemed or constitute a continuing waiver unless expressly provided for by a written amendment to this Agreement executed by the Parties hereto.  No waiver of any breach or default under this Agreement will be deemed a waiver of any subsequent defaults of the same type.  The failure at any time to enforce this Agreement or any covenant by either of the Parties, whether any violations thereof are known, does not constitute a waiver or estoppel of their right to do so.

(g)         Binding Effect.  The execution and delivery of this Agreement and the performance of the transactions contemplated thereby have been duly authorized by all necessary corporate action of each of the Parties.  This Agreement has been duly executed and delivered by each party, and constitutes a legal, valid, and binding obligation of each party enforceable in accordance with the terms.  This Agreement will be binding upon and will inure to the benefit of the Parties and their respective successors and permitted assigns.

(h)         Pronouns.  All pronouns and any variations thereof will be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or party may require.

(i)             Headings.  Headings utilized in this Agreement are for convenience only and are not to be considered a part of this Agreement and do not in any way define or affect the meaning, construction or scope of any of the provisions this Agreement.

(j)             Governing Law.  This Agreement, the rights and obligations of the Parties hereto, and any claims or disputes relating thereto, will be governed by and construed in accordance with the laws of the State of Minnesota, and jurisdiction and venue of any such claims or disputes will be in the state courts of Redwood County, Minnesota.

(k)          Attorney’s Fees. If either party sues to enforce the terms of this Agreement, the prevailing party, plaintiff or defendant, is entitled to recover its costs, including reasonable attorney’s fees and costs associated with prosecuting such claims.

(l)             Entire Agreement.  This Agreement and all attached schedules constitute the entire agreement between the Parties regarding the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the Parties and there are no warranties, representations or other agreements between the Parties in connection with the subject matter of this Agreement save and except as specifically set forth herein.

(m)       Counterparts, Facsimile Signatures.  To facilitate execution, this Agreement may be executed in as many counterparts as may be required.  It will not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all Persons required to bind any party, appear on each counterpart; but it will be sufficient that the signature of, or on behalf of, each party, or that the signatures of the Persons required to bind any party, appear on one or more of the counterparts. All counterparts will collectively constitute a single agreement. It will not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the Parties hereto.  Facsimile signatures are acceptable to the Parties.

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